UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

Commission File Number: 333-179321

GREAT EAST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	46-0525801
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

173 Keith St., Suite 300
Warrenton, VA 20186
(Address of principal executive offices)

Tel: 540-347-2212
Fax: 540-347-2291
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014, Mr. Herve Collet was appointed as the Chief Operating Officer of Great East Energy, Inc., a Delaware corporation (the “Company”). Set forth below is a brief biography of Mr. Collet:

Mr. Collet, age 66, has worked as a consulting petroleum engineer on various projects in the U.S., Ukraine, Canada, Russia and France since 2010. From 2005 to 2010, he was the Vice President of Operations at PanTerra Resource Corp. in Canada. From 2004 to 2005, Mr. Collet was the General Manager of Canoro Resources Ltd. Delhi India in India. Prior to that, he worked in various capacities including senior drilling engineer, general manager, project manager and deputy director general on oil and gas projects worldwide, including countries of the former Soviet Union, Latin America, North Africa, Canada and Western Europe. Mr. Collet started his career in the industry in 1974. Mr. Collet obtained an AB degree in Geology from the University of Calgary, Calgary, Canada, and an AB degree in Engineering from the Mount Royal College, Calgary, Canada.

According to a consulting agreement by and between the Company and Mr. Collet dated February 23, 2014, Mr. Collet’s compensation consist of:

1. stock grant of 300,000 shares of common stock of which 150,000 shares vest as of the date of the agreement and 150,000 shares vesting and issued 181 days after the date of the agreement;

2. stipend of $4,000 per month;

3. reimbursement of expenses incurred in performing his duties under the agreement.

The foregoing description of the consulting agreement is qualified in its entirety by the text of the agreement which is annexed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Form of Consulting Agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great East Energy, Inc.

Dated: February 28, 2014	By:	/s/ Timur Khromaev
	Name:	Timur Khromaev
	Title:	Chief Executive Officer

3